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                                                                     Exhibit 5.1

                           Jone, Day, Reavis & Pogue
                              599 Lexington Avenue
                            New York, New York 10022

                                 June 18, 1997

Interstate Hotels Company
Foster Plaza 10
680 Andersen Drive
Pittsburgh, Pennsylvania  15220

                   Re: Registration on Form S-8 of 250,000 Shares of Common Stock of Interstate Hotels Company
                           ----------------------------------------------------

Ladies and Gentlemen:

          We have acted as counsel for Interstate Hotels Company (the "Company") in connection with the Company's Management Bonus Plan (the "Plan").

          We have examined such documents, records, and matters of law as we have deemed necessary for purposes of this opinion and based thereupon we are of the opinion that the shares of Common Stock of the Company that may be issued and transferred pursuant to the Plan are duly authorized and will be, when issued and transferred in accordance with the Plan, validly issued, fully paid and nonassessable.

          In rendering the foregoing opinion, we have relied as to certain factual matters upon certificates of officers of the Company and public officials, and we have not independently checked or verified the accuracy of the statements contained therein. In addition, our examination of matters of law has been limited to the General Corporation Law of the Commonwealth of Pennsylvania and the federal laws of the United States of America, in each case as in effect on the date hereof.

          We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement on Form S-8 filed by the Company to effect the registration of the shares of Common Stock issued and transferred pursuant to the Plan under the Securities Act of 1933.

                                        Very truly yours,

                                        /s/ JONES, DAY, REAVIS & POGUE

                                        Jones, Day, Reavis & Pogue